EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent

Coastal Financial Corporation


Subsidiary                                   Percentage          State of
                                             Owned               Incorporation

Coastal Federal Savings Bank                 100%                United States

Coastal Federal Mortgage, Inc.               100%                South Carolina

Coastal Investor Services, Inc.              100%                South Carolina

Coastal Federal Holding Corporation          100%                Delaware

Coastal Real Estate Investment               100%                North Carolina
  Corporation (3)

Coastal Mortgage Bankers and                 100%                South Carolina
  Realty Co., Inc. (1)

Shady Forest Development                     100%                South Carolina
  Corporation (2)

Sherwood Development                         100%                South Carolina
  Corporation (2)

Ridge Development Corporation (2)            100%                South Carolina

501 Development Corporation (2)              100%                South Carolina

North Beach Investment, Inc. (2)             100%                South Carolina

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(1)  First tier subsidiaries of Coastal Federal.
(2) Second tier subsidiaries of Coastal Federal and first tier subsidiaries of Coastal Mortgage.
(3) First tier operating subsidiary of Coastal Federal Holding Corporation, consolidated with Coastal Federal for Regulatory Reporting.